Exhibit 5

ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI  53202-5306
414.271.2400 TEL
414.297.4900 FAX
foley.com
June 6, 2013
CLIENT/MATTER NUMBER
044741-0161

National Research Corporation
1245 Q Street
Lincoln, Nebraska 68508

Ladies and Gentlemen:

We have acted as counsel for National Research Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 348,447 shares of the Company’s class A common stock, par value $0.001 per share (“Class A Common Stock”), and 58,074 shares of the Company’s class B common stock, par value $0.001 per share (“Class B Common Stock”), still available for issuance under the National Research Corporation 2001 Equity Incentive Plan (the “Plan”).

As such counsel, we have examined:  (i) the Plan; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the 348,447 shares of Class A Common Stock and 58,074 shares of Class B Common Stock still available for issuance under the Plan, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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